EXHIBIT 99.2
WHERIFY WIRELESS, INC.

COMPENSATION COMMITTEE CHARTER

VI.	PURPOSE

The function of the Compensation Committee of the Board of Directors of Wherify Wireless, Inc. is to assist the Board of Directors in fulfilling its oversight responsibilities relating to executive compensation.

VII.	MEMBERSHIP AND ORGANIZATION

The Committee Compensation is a committee of the Board of Directors. Subject to exceptions set forth in the American Stock Exchange ("AMEX") Company Guide, the Compensation Committee shall be composed of at least three Directors determined by the Board of Directors to meet the independence requirements of the AMEX and applicable federal law. Unless a Chair is elected by the Board of Directors, the members of the Committee will designate a Chair by majority vote of the full Committee membership.

The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board of Directors for any reason and at any time. Vacancies on the Committee shall be filled by vote of the Board of Directors.

The duties and responsibilities of a member of the Compensation Committee are in addition to those duties set out for a member of the Board of Directors.

VIII.	RESPONSIBILITIES

In furtherance of its purpose, the Compensation Committee shall have the following authority and responsibilities:

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Supervise the administration of Wherify's employee stock option plans, employee stock purchase plans, and provide disinterested administration of any employee benefit plans in which Section 16 Insiders are eligible to participate.

▪	Prepare the report of the Committee required by the rules of the Securities Exchange Commission to be included in Wherify's annual proxy statement.

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Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer. The Committee shall evaluate at least once a year the chief executive officer's performance in light of these established goals and objectives and based upon these evaluations shall set the chief executive officer's annual compensation, including salary, bonus, incentive and equity compensation.

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Consider Wherify's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to Wherify's chief executive officer in past years in setting long term incentive compensation for Wherify's chief executive officer.

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Review and approve on an annual basis the evaluation process and compensation structure for Wherify's Section 16 Insiders. The Committee shall evaluate the performance of Wherify's Section 16 Insiders and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such Section 16 Insiders. The Committee shall also provide oversight of management's decisions concerning the performance and compensation of other Wherify officers.

▪	Review and approve the proposed compensation and terms of employment of persons proposed to be hired as executive officers.

▪	Engage in annual self-assessment with the goal of continuing improvement.

▪	Review and assess the adequacy of the Committee's charter at least annually and recommend any proposed changes to the Board of Directors for approval.

For purposes of this Charter, the term "Section 16 Insiders" shall mean an Wherify officer or director subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934, as amended.

IX.	MEETINGS

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The Committee shall hold regular meetings on such days as it shall determine. Other meetings of the Committee will be held at the request of the Chair of the Committee or any two other Committee members. The Committee shall meet in executive session periodically. Minutes shall be regularly kept of Committee proceedings, by a person appointed by the Committee to do so.

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Prior to each regularly scheduled meeting, the Committee will receive a prepared agenda for the meeting. Other topics for discussion may be introduced at the meeting at the request of any Committee member.

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Such corporate officers and other employees of Wherify, as the Committee may regularly from time-to-time designate, shall attend the meetings. However, the chief executive officer may not be present during the voting for approval of proposed compensation arrangements for the chief executive officer.

▪	The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

▪	The Chair of the Committee shall report on Compensation Committee activities to the Board after each Committee meeting.

X.	ADVISORS

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The Committee shall have authority to engage such compensation consultants, outside counsel and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms for its advisors, and funding for payment of such fees and reimbursement of ordinary administrations expenses that are necessary or appropriate in carrying out its duties.